Form 4 Joint Filer Information

Name:	Resolute Funds Limited

Address:	3080 Yonge Street, Suite 5000, Box 73
Toronto, Ontario
Canada M4N 3N1

Designated Filer:	Resolute Performance Fund

Issuer &
Ticker Symbol:	Triangle Petroleum Corporation [TPLM.OB]

Date of Event
Requiring Statement:	10/21/08

Signature:	By: /s/ Anna Goncharova
Name: Anna Goncharova
Title: Chief Financial Officer